Exhibit 10.2

FIRST AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this “Agreement”), is entered into as of the 17th day of March 2010 by and between  BRETT D. NICHOLAS  (the “Executive”) and  REDWOOD TRUST, INC., a Maryland Corporation (the “Company”).

WHEREAS, the Executive and the Company have entered into an Amended and Restated Employment Agreement dated as of March 31, 2009 (as amended, the “Employment Agreement”); and

WHEREAS, the Executive and the Company desire to enter into this Agreement for purposes of amending the Employment Agreement as set forth herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy which is hereby acknowledged, the Executive and the Company hereby agree that the Employment Agreement is hereby amended as follows effective upon May 18, 2010:

Section 1 of the Employment Agreement shall be amended to replace each occurrence of the phrase “Chief Investment Officer and Co-Chief Operating Officer” therein with “Chief Operating Officer, Chief Investment Officer, and Executive Vice President”.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Executive has executed this Agreement, as of the date first above written.

REDWOOD TRUST, INC.

By:	/s/ George E. Bull, III
Name: George E. Bull, III
Title: Chairman & Chief Executive Officer

BRETT D. NICHOLAS

/s/ Brett D. Nicholas